EXHIBIT C TO THIRD AMENDMENT
                                                         TO AMENDED AND RESTATED
                                                                CREDIT AGREEMENT

                   AMENDED AND RESTATED REVOLVING CREDIT NOTE


$25,000,000                                               Minneapolis, Minnesota
                                                                October 30, 1998

         FOR VALUE RECEIVED, the undersigned, SUNRISE INTERNATIONAL LEASING CORPORATION, a Delaware corporation, and SUNRISE LEASING CORPORATION, a Minnesota corporation (jointly and severally, the "Borrower") promise to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), its successors and assigns, at its banking office at U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, or such other place as the holder hereof may designate in writing from time to time, the principal sum of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000), or so much thereof as may be advanced from time to time pursuant to that certain Amended and Restated Credit Agreement dated April 1, 1996, between the Borrower and the Bank (as originally executed and as may be amended, modified, supplemented or restated from time to time, the "Amended Credit Agreement"), in lawful money of the United States, together with interest from the date hereof on the unpaid balance hereof from time to time at the rates and in the manner set forth in the Amended Credit Agreement. This Note and all accrued and unpaid interest thereon shall be due and payable in full on Maturity.

         This Note is the Revolving Credit Note issued pursuant to the terms and provisions of the Amended Credit Agreement and this Note and the holder hereof are entitled to all of the benefits provided for in the Amended Credit Agreement, or are referred to therein. Reference is made to the Amended Credit Agreement for a statement of the terms and conditions under which this indebtedness was incurred and is to be repaid and under which the due date of this Note may be accelerated. The provisions of the amended Credit Agreement are hereby incorporated by reference with the same force and effect as if fully set forth herein. Except as otherwise defined herein, capitalized terms used in this Note shall have the meanings given to them in the Amended Credit Agreement.

         This Note is secured by a Joint Restated and Amended Security Agreement dated April 1, 1996 executed by the Borrower in favor of the Bank. This Note is subject to certain mandatory and permissive prepayments, as set forth in the Amended Credit Agreement.

         If an Event of Default, as defined in the Amended Credit Agreement or any other agreement made by any party in connection with this Note, shall occur, the Bank or other holder may, without notice, demand, presentment for payment and notice of nonpayment, all of which Borrower hereby expressly waives, declare the indebtedness evidenced hereby and all other indebtedness and obligations of the Borrower to the Bank or holder hereof immediately due and payable and the Bank or other holder hereof may, without notice, immediately exercise any right of setoff and enforce any lien or security interest securing payment hereof. The foregoing shall be in addition to the rights of acceleration that may be provided in any loan agreement, security agreement, mortgage and/or other writing relating to the indebtedness evidenced hereby. If this Note is placed with any attorney(s) for collection upon any default, the Borrower agrees to pay to the Bank or holder, its reasonable attorneys' fees and all lawful costs and expenses of collection, whether or not a suit is commenced.

         Time is of the essence. No delay or omission on the part of the Bank or other holder hereof in exercising any right or remedy hereunder shall operate as a waiver of such right or of any other right or remedy under this Note or any other document or agreement executed in connection herewith. All waivers by the Bank must be in writing to be effective and a waiver on any occasion shall not be construed as a bar to or a waiver of any similar right or remedy on a future occasion.

         Any deposits or other sums at any time credited by or due from the Bank to any maker, endorser or guarantor hereof and any securities or other property of any maker, endorser, or guarantor hereof in the possession of the Bank or other holder of this Note may at all times be held and treated as collateral security for the payment of this Note. The Bank or other holder hereof may apply or set off such deposits or other sums against the obligations hereunder at any time in case of makers, but only with respect to matured liabilities in the case of endorsers or guarantors.

         This Note is issued in substitution for, but not payment of, (a) that certain Revolving Credit Note dated as of February 29, 1996, payable to the order of the Bank, in the original principal amount of $25,000,000 and (b) that certain Renewal Revolving Credit Note dated as of April 1, 1996, payable to the order of the bank, in the original principal amount of $25,000,000.

         THIS NOTE REPRESENTS A LOAN NEGOTIATED, EXECUTED AND TO BE PERFORMED IN THE STATE OF MINNESOTA AND SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE SUBSTANTIVE LAWS (BUT NOT THE LAW OF CONFLICTS) OF SAID STATE, GIVING EFFECT TO LAWS GOVERNING NATIONAL BANKS.

         THE BORROWER HEREBY CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MINNESOTA IN CONNECTION WITH ANY CONTROVERSY RELATED TO THIS NOTE, WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT AND AGREES THAT ANY LITIGATION INSTIGATED BY THE BORROWER AGAINST THE BANK IN CONNECTION WITH THIS NOTE SHALL BE VENUED IN EITHER THE DISTRICT COURTS OF HENNEPIN COUNTY, MINNESOTA, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA, FOURTH DIVISION.

         IN WITNESS WHEREOF, the Borrower has executed and delivered this Note to the Bank as of the day and year first above written.

                                                    SUNRISE LEASING CORPORATION,
                                                    a Minnesota corporation



                                                    By
                                                    Its


                                                    SUNRISE INTERNATIONAL
                                                    LEASING CORPORATION,
                                                    a Delaware corporation


                                                    By
                                                    Its


                                 ACKNOWLEDGMENT

STATE OF __________        )
                                        ) ss.
COUNTY OF ________         )

         The foregoing Amended and Restated Revolving Credit Note was acknowledged before me this ____ day of , 1998, by , as the of Sunrise Leasing Corporation, a Minnesota corporation, on behalf of said corporation, and as the of Sunrise International Leasing Corporation, a Delaware corporation, on behalf of said corporation.


[SEAL]


                                                              Notary Public